Exhibit 99.1

 Everspin Reports Second Quarter 2020 Financial Results

 Achieves Another Quarter of Sequential Growth Driven by Record STT-MRAM Revenue

CHANDLER, Ariz.--(BUSINESS WIRE)--August 6, 2020--Everspin Technologies, Inc. (NASDAQ: MRAM), the market leader in MRAM, today announced financial results for the second quarter ended June 30, 2020.

Second Quarter and Recent Highlights

  Total revenue increased 37% year-over-year and 17% sequentially to $11.8 million
  Operating expenses declined 18% over the prior year period
  GAAP loss improved to $1.3 million, or ($0.07) per share, and non-GAAP loss to $0.4 million, or ($0.02), compared to $3.7 million, or ($0.21) per share, and $2.9 million, or ($0.17) per share, respectively, in the second quarter of 2019
  Achieved positive adjusted EBITDA of $0.2 million, compared to a negative ($2.2) million in the year-ago quarter
  Appointed Daniel Berenbaum CFO bringing strong semiconductor finance and Wall Street experience to the executive team
  Ended quarter with cash and equivalents of $12.9 million

“We extended our momentum into the second quarter, achieving the fourth consecutive quarter of growth including record revenue from the ramp of our 1Gb STT-MRAM product,” stated Kevin Conley, Everspin’s President and CEO. “A significant contributor to this growth was our ability to respond to a surge in demand from our OEM customers that supply the data center market.

“Entering the third quarter, we are seeing a delay of customers’ new product introduction plans, resulting in reduced visibility and expectations for the quarter. Despite these current market challenges, we remain encouraged about our future growth opportunities, growing pipeline of business and improved financial positioning.”

Second Quarter 2020 Results

Total revenue for the second quarter of 2020 was $11.8 million, an increase of 17% from the $10.1 million last quarter and 37% over the $8.6 million reported in the second quarter of 2019.

Gross margin for the second quarter of 2020 was 43.9%, compared to 52.9% in the prior quarter and 46.5% in the second quarter of 2019.

GAAP operating expenses for the second quarter of 2020 decreased to $6.3 million, compared to $6.9 million in the first quarter of 2020 and $7.6 million in the second quarter of 2019. On a non-GAAP basis, operating expenses for the second quarter of 2020 were $5.4 million, compared to $6.2 million in the prior quarter and $6.8 million in the year-ago quarter.

GAAP net loss for the second quarter of 2020 was $1.3 million, or ($0.07) per share, based on 18.7 million weighted-average shares outstanding. This compares to a net loss of $1.7 million, or ($0.10) per share, in the first quarter of 2020 and a net loss of $3.7 million, or ($0.21) per share, in the second quarter of 2019.

On a non-GAAP basis, net loss for the second quarter of 2020 was $0.4 million, or ($0.02) per share, compared to a net loss of $1.0 million, or ($0.05) per share, in the prior quarter, and a net loss of $2.9 million, or ($0.17) per share, in the second quarter of 2019.

Adjusted EBITDA for the second quarter of 2020 improved to a positive $0.2 million, compared to a negative ($0.3) million last quarter and a negative ($2.2) million in the prior year period.

Cash and cash equivalents as of June 30, 2020 were $12.9 million, compared to $14.0 million at the end of the first quarter of 2020.

Business Outlook

For the third quarter of 2020, Everspin expects total revenue of between $10.0 million and $10.8 million, compared to $9.2 million in the year-ago quarter. GAAP net loss is expected to range between ($0.11) and ($0.05) per share. Excluding stock-based compensation expense of $0.05 per share, non-GAAP net loss is expected to range between a loss of ($0.06) per share and breakeven.

Conference Call

Everspin will host a conference call for analysts and investors today at 5:00 p.m. Eastern Time. Interested participants can access the call by dialing 1-844-889-7788 and providing passcode 3958179. International callers may join the call by dialing +1-661-378-9932, using the same code. The call will also be available as a live and archived webcast in the Investor Relations section of the company’s website at investor.everspin.com.

A telephone replay of the conference call will be available approximately two hours after the call through August 13, 2020. The replay can be accessed by dialing 1-855-859-2056 and using the passcode 3958179. International callers should dial +1-404-537-3406 and enter the same passcode at the prompt.

About Everspin Technologies

Everspin Technologies, Inc. is the world’s leading provider of Magnetoresistive RAM (MRAM). Everspin MRAM delivers the industry’s most robust, highest performance non-volatile memory for Industrial IoT, Data Center, and other mission-critical applications where data persistence is paramount. Headquartered in Chandler, Arizona, Everspin provides commercially available MRAM solutions to a large and diverse customer base. For more information, visit www.everspin.com. NASDAQ: MRAM.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future results that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the statements made under the caption “Business Outlook.” Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, the risks set forth in Everspin’s Form 10-Qs filed with the Securities and Exchange Commission on May 8, 2020, and August 6, 2020, under the caption “Risk Factors.” Subsequent events may cause these expectations to change, and Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

EVERSPIN TECHNOLOGIES, INC. Condensed Balance Sheets (In thousands, except share and per share amounts) (Unaudited)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$12,916	$14,487
Accounts receivable, net	7,339	5,799
Inventory	8,368	7,863
Prepaid expenses and other current assets	501	539
Total current assets	29,124	28,688
Property and equipment, net	2,908	3,479
Right-of-use assets	2,985	3,132
Other assets	73	73
Total assets	$35,090	$35,372

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,074	$2,873
Accrued liabilities	1,392	2,727
Current portion of long-term debt	1,073	670
Operating lease liabilities	1,546	1,582
Other liabilities	44	42
Total current liabilities	6,129	7,894
Long-term debt, net of current portion	6,893	7,149
Operating lease liabilities, net of current portion	1,656	1,840
Total liabilities	14,678	16,883
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding as of June 30, 2020 and December 31, 2019	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized; 18,869,775 and 18,081,753 shares issued and outstanding as of June 30, 2020 and December 31, 2019	2	2
Additional paid-in capital	172,098	167,149
Accumulated deficit	(151,688)	(148,662)
Total stockholders’ equity	20,412	18,489
Total liabilities and stockholders’ equity	$35,090	$35,372

EVERSPIN TECHNOLOGIES, INC. Condensed Statements of Operations and Comprehensive Loss (In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Product sales	$10,927	$8,003	$20,562	$17,026
Licensing, royalty, and other revenue	899	643	1,372	1,646
Total revenue	11,826	8,646	21,934	18,672
Cost of sales	6,635	4,627	11,392	9,868
Gross profit	5,191	4,019	10,542	8,804
Operating expenses:[1]
Research and development	2,774	3,519	5,804	7,517
General and administrative	2,448	2,856	5,248	6,451
Sales and marketing	1,056	1,239	2,159	2,603
Total operating expenses	6,278	7,614	13,211	16,571
Loss from operations	(1,087)	(3,595)	(2,669)	(7,767)
Interest expense	(172)	(186)	(344)	(397)
Other (expense) income, net	(35)	111	(13)	238
Net loss and comprehensive loss	$(1,294)	$(3,670)	$(3,026)	$(7,926)
Net loss per common share, basic and diluted	$(0.07)	$(0.21)	$(0.16)	$(0.46)
Weighted-average shares used to compute net loss per common share, basic and diluted	18,747,124	17,137,338	18,585,339	17,117,777

[1]Operating expenses include stock-based compensation as follows:
Research and development	$194	$161	$356	$308
General and administrative	646	556	1,231	1,065
Sales and marketing	78	81	136	129
Total stock-based compensation	$918	$798	$1,723	$1,502

EVERSPIN TECHNOLOGIES, INC. Reconciliation of GAAP and Non-GAAP Financial Information (In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended
	Jun 30, 2020	Mar 31, 2020	Jun 30, 2019
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$6,278	$6,933	$7,614
Reconciling item included in research and development
Stock-based compensation	160	137	133
Reconciling item included in selling, general and administrative
Stock-based compensation	724	643	636
Total reconciling items included in operating expenses	884	780	769
Non-GAAP operating expenses	$5,394	$6,153	$6,845

GAAP NET INCOME (LOSS)	$(1,294)	$(1,732)	$(3,670)
Reconciling items included in operating expenses	884	780	769
Non-GAAP net income (loss)	$(410)	$(951)	$(2,901)
Non-GAAP net income (loss) per share, basic and diluted	$(0.02)	$(0.05)	$(0.17)
Weighted average shares to compute net loss per common share, basic and diluted	18,747	18,056	17,137

EVERSPIN TECHNOLOGIES, INC. Reconciliation of Adjusted EBITDA (In thousands) (Unaudited)

	Three Months Ended
	Jun 30, 2020	Mar 31, 2020	Jun 30, 2019
Adjusted EBITDA reconciliation:
Net loss	$(1,294)	$(1,732)	$(3,670)
Depreciation and amortization	404	409	483
Stock-based compensation expense	918	805	798
Interest Expense	172	172	186
Adjusted EBITDA	$200	$(346)	$(2,203)

Our management and board of directors use Non-GAAP operating expenses, Non-GAAP net income (loss) and Adjusted EBITDA to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operating and financing plans.

EVERSPIN TECHNOLOGIES, INC. Condensed Statement of Cash Flows (In thousands) (Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net loss	$(3,026)	$(7,926)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	813	876
Loss on disposal of property and equipment	—	20
Stock-based compensation	1,723	1,502
Non-cash gain on warrant revaluation	7	—
Non-cash interest expense	147	153
Changes in operating assets and liabilities:
Accounts receivable	(1,540)	1,658
Inventory	(505)	133
Prepaid expenses and other current assets	38	200
Accounts payable	(776)	(456)
Accrued liabilities	(1,008)	(907)
Lease liabilities	(73)	(43)
Net cash used in operating activities	(4,200)	(4,790)
Cash flows from investing activities
Purchases of property and equipment	(277)	(461)
Net cash used in investing activities	(277)	(461)
Cash flows from financing activities
Payments on debt	—	(3,000)
Payments on finance lease obligation	(5)	(5)
Proceeds from exercise of stock options and purchase of shares in employee stock purchase plan	827	150
Proceeds from issuance of common stock in at-the-market offering, net of issuance costs	2,084	—
Net cash provided by (used in) financing activities	2,906	(2,855)
Net decrease in cash and cash equivalents	(1,571)	(8,106)
Cash and cash equivalents at beginning of period	14,487	23,379
Cash and cash equivalents at end of period	$12,916	$15,273
Supplementary cash flow information:
Interest paid	$197	$257
Operating cash flows paid for operating leases	$862	$837
Financing cash flows paid for finance leases	$5	$5
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating leases	$—	$23
Increase of right-of-use asset and lease liability due to lease modification	$545	$—
Purchase of property and equipment in accounts payable and accrued liabilities	$22	$27
Bonus settled in shares of common stock	$315	$—

Contacts

Company Contact:
Daniel Berenbaum, CFO
T: 480-347-1099
E: daniel.berenbaum@everspin.com

Investor Relations Contact:
Leanne K. Sievers, President
Shelton Group Investor Relations
T: 949-224-3874
E: sheltonir@sheltongroup.com